UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

CEDAR REALTY TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

001-31817 (Commission File Number)	42-1241468 (IRS Employer Identification No.)

44 South Bayles Avenue
Port Washington, New York 11050
(Address of Principal Executive Offices) (Zip Code)

(516) 767-6492
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

(a)           On May 3, 2013, Cedar Realty Trust, Inc. held an annual meeting of stockholders.

(b)           At the meeting, stockholders voted on the election of directors,  approval (non-binding) of executive compensation and approval of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2013.  A total of 69,014,915 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting, in person or by proxy, representing approximately 95.45% of the outstanding stock entitled to vote at such meeting.  All nominees were elected,  executive compensation (non-binding) was approved and the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2013 was approved.  The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes

1. Directors

James J. Burns	64,597,469.85	1,047,848.16	18,758.00	3,350,839.80
Pamela N. Hootkin	63,876,314.85	1,766,473.16	21,287.00	3,350,840.80
Paul G. Kirk, Jr.	63,844,894.85	1,800,872.16	18,308.00	3,350,840.80
Everett B. Miller, III	63,759,577.85	1,885,919.16	18,579.00	3,350,839.80
Bruce J. Schanzer	65,464,269.85	182,127.16	17,679.00	3,350,839.80
Roger M. Widmann	63,843,053.85	1,799,055.16	21,966.00	3,350,840.80

For		Withheld/ Against	Abstain	Broker Non-Votes

2. Approval (non-binding) of executive compensation	63,274,048.15	1,975,279.16	425,249.00	3,340,339.50

For		Withheld/ Against	Abstain	Broker Non-Votes

3. Appointment of Ernst & Young LLP as independent registered public accounting firm	68,697,147.91	290,762.00	16, 502.60	10,503.30

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2013

CEDAR REALTY TRUST, INC.

By:	/s/ Bruce J. Schanzer
Bruce J. Schanzer
President and CEO